Exhibit 10.42

PERFORMANCE RESTRICTED STOCK UNIT GRANT AGREEMENT

PURSUANT TO THE SEACOR MARINE HOLDINGS INC.

2020 EQUITY INCENTIVE PLAN

THIS PERFORMANCE RESTRICTED STOCK UNIT GRANT AGREEMENT (this “Agreement”), dated as of [_______], 20[__] (the “Grant Date”), is between SEACOR Marine Holdings Inc., a Delaware corporation (the “Company”), and [__________] (the “Grantee”).  This Agreement is subject to all terms and provisions of the SEACOR Marine Holdings Inc. 2020 Equity Incentive Plan (and as amended, modified or supplemented from time to time, the “Plan”), which are incorporated herein by reference. In the event of any conflict, the terms and provisions of the Plan shall control over the terms and provisions of this Agreement. All capitalized terms herein shall have the meanings given to such terms by the Plan unless otherwise defined herein or unless the context clearly indicates otherwise.

W I T N E S S E T H:

WHEREAS, the Grantee is an employee of, or consultant to, the Company or its Affiliates; and

WHEREAS, the Company desires to issue and grant to the Grantee, and the Grantee desires to accept, this Award, upon the terms and subject to the conditions herein set forth;

NOW, THEREFORE, in consideration of the promises and the mutual covenants herein contained, the parties hereto, intending to be legally bound, hereby agree as follows:

Section 1.Grant of Restricted Stock Units. In recognition of the Grantee’s commitment to the continued growth and financial success of the Company, the Company hereby grants to the Grantee, on the terms and conditions hereinafter set forth, a performance-based Restricted Stock Unit Award consisting of [____] units (“PRSUs”), which shall consist of five substantially equal tranches, Tranche A PRSUs consisting of [____] PRSUs, Tranche B PRSUs consisting of [____] PRSUs, Tranche C PRSUs consisting of [____] PRSUs, Tranche D PRSUs consisting of [____] PRSUs and Tranche E PRSUs consisting of [____] PRSUs.  Each PRSU represents the right to receive one Share, subject to the terms set forth in this Agreement and the Plan.

Section 2.Vesting Requirements; Eligible Units.

Share Price Hurdle Conditions:  Except as otherwise provided herein, the PRSUs granted under this Agreement shall become eligible to vest upon the achievement of the following Share price hurdles (once the applicable price threshold is achieved, the “Eligible Units”):

Tranche A if the closing price of a Share on the NYSE is maintained at $[____] and above for 60 consecutive trading days during the Performance Period;

Tranche B if the closing price of a Share on the NYSE is maintained at $[____] and above for 60 consecutive trading days during the Performance Period;

Tranche C if the closing price of a Share on the NYSE is maintained at $[____] and above for 60 consecutive trading days during the Performance Period;

Tranche D if the closing price of a Share on the NYSE is maintained at $[____] and above for 60 consecutive trading days during the Performance Period; and

Tranche E if the closing price of a Share on the NYSE is maintained at $[____] and above for 60 consecutive trading days during the Performance Period.

“Performance Period” means the period beginning on and including the Grant Date and ending on and including the third (3rd) anniversary of the Grant Date.

Except as set forth in Section 3 below, any Eligible Units that are earned pursuant to this Section 2 will only be settled in accordance with Section 5 if the Grantee remains continuously employed by the Company or an Affiliate through the last day of the Performance Period (the “Time-Based Requirement”).  Any PRSUs that do not constitute Eligible Units as of the last day of the Performance Period will be automatically forfeited without consideration.

Section 3.Termination of Service.

(a)Generally.  Except as otherwise provided herein, upon the occurrence of a termination of the Grantee’s employment with the Company for any reason, all unvested PRSUs (including any Eligible Units) will be forfeited and the Grantee will not be entitled to any compensation or other amount with respect to such forfeited PRSUs.

(b)Qualifying Terminations.  Upon the occurrence of a termination of the Grantee’s employment with the Company as a result of (i) the Grantee’s death or Disability, (ii) the Grantee’s formal retirement from employment with the Company under acceptable circumstances as determined by the Committee in its sole discretion (which determination may be conditioned upon, among other things, the Grantee entering into a non-competition agreement with the Company), or (iii) the Company’s termination of the Grantee’s employment without Cause, the Time-Based Requirement shall be deemed to be waived, and any PRSUs that constitute Eligible Units as of the Grantee’s termination date will be settled in accordance with Section 5 below, and any PRSUs that do not constitute Eligible Units as of the Grantee’s termination date shall be automatically forfeited for no consideration.

Section 4.Change of Control.   Upon the consummation of a Change of Control, the Grantee shall immediately become vested in any PRSUs that were Eligible Units as of immediately prior to such Change of Control (i.e., the Time-Based Requirement shall be deemed to be waived with respect to such Eligible Units), and the Grantee shall also vest in all or a portion of any then-unearned PRSUs based on the value of the per Share consideration received by the Company’s shareholders in relation to the applicable Share price hurdles set forth in Section 2 above (with any PRSUs that vest as a result of the foregoing being deemed to be Eligible Units for purposes of this Agreement).  Any PRSUs that do not vest as a result of the immediately foregoing sentence shall be automatically forfeited immediately following the Change of Control for no consideration.

Section 5.Settlement.  On or immediately following (but in no event later than 10 days following) the earlier of (1) the last day of the Performance Period, or (2) a Change of Control (provided that such Change of Control also constitutes a “change in control event”, as defined in Treasury Regulation §1.409A-3(i)(5)), any Eligible Units will be paid by delivering to the Grantee a number of Shares equal to the number of Eligible Units (or the per share consideration received by the shareholders of the Company if such settlement occurs in connection with or following a Change of Control); provided, however, that, if the settlement date occurs during a trading “blackout” period with respect to the Grantee (a “Blackout Period”), then the Shares otherwise required to be delivered on such settlement date shall instead be delivered on the earlier of (a) the first day following the termination of the applicable Blackout Period, or (b) December 31 of the year in which the settlement date was originally scheduled to occur.  Notwithstanding the foregoing, any Eligible Units that become payable upon the Grantee’s death shall instead be paid within 30 days following the date of the Grantee’s death.

Section 6.Restrictions on Transfer.  No PRSUs (nor any interest therein) may be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of, shall not be assignable by operation of law and shall not be subject to execution, attachment or similar process, otherwise than by will or by the laws of descent and distribution. Any attempted sale, assignment, transfer, pledge, hypothecation or other disposition of any PRSUs (or any interest therein) contrary to the provisions hereof shall be null and void and without effect. Notwithstanding the foregoing, PRSUs may be transferred by the Grantee solely to the Grantee’s spouse, siblings, parents, children and grandchildren or trusts for the benefit of such persons or partnerships, corporations, limited liability companies or other entities owned solely by such persons, including trusts for such persons.  The Grantee may sell, assign and/or transfer any Shares issued in respect of the PRSUs pursuant to this Agreement, in whole or in part, subject to compliance with the Company’s securities trading policies in effect from time to time.

Section 7.Representations and Warranties of Grantee. The Grantee hereby represents and warrants to the Company as follows:

A.The Grantee has the legal right and capacity to enter into this Agreement and fully understands the terms and conditions of this Agreement.

B.The Grantee is acquiring the PRSUs (and any Shares issued thereunder) for investment purposes only and not with a view to, or in connection with, the public distribution thereof in violation of the Securities Act of 1933, as amended (the “Securities Act”).

C.If any PRSUs or the Shares thereunder shall be registered under the Securities Act, no public offering (otherwise than on a national securities exchange, as defined in the Securities Exchange Act of 1934, as amended) of any Shares acquired hereunder shall be made by the Grantee (or any other person) under such circumstances that he or she (or such person) may be deemed an underwriter, as defined in the Securities Act.

D.The Grantee understands and agrees that none of the PRSUs or the Shares thereunder may be offered, sold, assigned, transferred, pledged, hypothecated or otherwise disposed of except in compliance with this Agreement and the Securities Act pursuant to an effective registration statement or applicable exemption from the registration requirements of the Securities Act and applicable state securities or “blue sky” laws, and then only in accordance with any applicable insider trading policy of the Company (as may be in effect from time to time, the “Insider Trading Policy”). The Grantee further understands that the Company has no obligation to cause or to refrain from causing the resale of any Shares issued in respect of the PRSUs or shares of its capital stock to be registered under the Securities Act or to comply with any exemption under the Securities Act which would permit any Shares issued in respect of the PRSUs to be sold or otherwise transferred by the Grantee. The Grantee further understands that, without approval in writing pursuant to the Insider Trading Policy, no trade may be executed in any interest or position relating to the future price of Company securities, such as a put option, call option, or short sale (which prohibition includes, among other things, establishing any “collar” or other mechanism for the purpose of establishing a price).

E.Notwithstanding anything herein to the contrary, the Company shall have no obligation to deliver any Shares hereunder or make any other distribution of benefits under hereunder unless such delivery or distribution would comply with all applicable laws (including, without limitation, the Securities Act), and the applicable requirements of any securities exchange or similar entity.

Section 8.Notices. Any notice required or permitted hereunder shall be deemed given, if to the Grantee, when delivered (a) by a nationally recognized overnight delivery service (receipt requested), (b) by e-mail or other electronic means, or (c) by certified or registered mail, return receipt requested, postage prepaid, at such address as the Company shall maintain for the Grantee in its personnel records or such other address as he or she may designate in writing to the Company. Grantee will promptly notify the Company in writing upon any change in Grantee’s mailing address or e-mail address. Any notice required or permitted hereunder shall be deemed given, if to the Company, when delivered by certified or registered mail, return receipt requested, postage prepaid, to the Company, at 12121 Wickchester Lane, Suite 500, Houston, TX 77079, Attention: General Counsel or such other address as the Company may designate in writing to the Grantee.

Section 9.Adjustments. The PRSUs granted under this Agreement shall be subject to adjustment as provided in Section 4(b) of the Plan.

Section 10.Tenure. The Grantee’s right to continue to serve the Company or any of its Affiliates as an officer, employee, or otherwise, shall not be enlarged or otherwise affected by the award hereunder.

Section 11.Limitation of Rights as a Shareholder.  The Grantee will not have any privileges of a stockholder of the Company with respect to the PRSUs, including, without limitation, any right to vote any Shares underlying such PRSUs; except, that, if determined by the Committee in its sole discretion, the Grantee may have the right to receive dividend equivalents in respect of the Shares underlying the PRSUs (to the extend dividends are paid).  The amount of any dividend equivalent(s) otherwise payable on the PRSUs shall be held in escrow from and after the dividend payment date until there is a settlement and delivery of Shares to the Grantee in accordance with Section 5 hereof, at which time such dividend equivalents (if any) will be paid.

Section 12.Clawback. The PRSUs and any Shares issued in respect thereof will be subject to such clawback provisions as may be required to be made pursuant to any applicable law, government regulation or stock exchange listing requirement, or other applicable Company policy.

Section 13.Governing Law; Entire Agreement.  This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware, without giving effect to principles and provisions thereof relating to conflict or choice of laws.  This Agreement contains the entire understanding of the parties hereto with respect to the PRSUs and any Shares issued in respect thereof and supersedes all prior agreements, discussions and understandings with respect to such subject matter.

Section 14.Counterparts.  This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which together shall constitute but one and the same instrument.

Section 15.Benefit and Binding Effect. This Agreement shall be binding upon and shall inure to the benefit of the Company, its successors and assigns, and the Grantee, his or her executors, administrators, personal representatives and heirs. In the event that any part of this Agreement shall be held to be invalid or unenforceable, the remaining parts hereof shall nevertheless continue to be valid and enforceable as though the invalid portions were not a part hereof.

Section 16.Severability.  The invalidity or unenforceability of any provision of the Plan or this Award Agreement will not affect the validity or enforceability of any other provision of the Plan or this Award Agreement, and each provision of the Plan and this Award Agreement will be severable and enforceable to the extent permitted by law.

Section 17.Section 409A.   This Agreement is intended to comply with Section 409A or an exemption thereunder and will be construed and administered in accordance with Section 409A. The PRSUs granted hereunder will be subject to Section 16 of the Plan.  Notwithstanding the foregoing, the Company makes no representations that the payments and benefits provided under this Agreement comply with Section 409A and in no event shall the Company be liable for all or any portion of any taxes, penalties, interest or other expenses that may be incurred by the Grantee on account of non-compliance with Section 409A.

Section 18.Taxes; Withholding.   The Grantee acknowledges and agrees that if required by law, the Company may withhold or cause to be withheld federal, state and/or local income or any other applicable taxes in connection with the vesting or settlement of the PRSUs in accordance with the provisions of the Plan.  Notwithstanding the generality of the foregoing, all payments or distributions in respect of the PRSUs or with respect thereto shall be net of any amounts required to be withheld pursuant to applicable federal, national, state and local tax withholding requirements. The Company shall have the right to withhold the amount of such taxes from any other sums due or to become due from the Company to the Grantee as the Company shall determine. The Company may, in its discretion and subject to such rules as it may adopt (including any as may be required to satisfy applicable tax), permit the Grantee to pay all or a portion of the federal, national, state and local withholding taxes arising in connection with the vesting or settlement of the PRSUs and any payments or distributions with respect thereto by electing to have the Company withhold Shares having a Fair Market Value equal to the amount to be withheld.

Section 19.Amendment and Termination. Subject to the terms of the Plan, this Agreement may not be amended or terminated unless such amendment or termination is in writing and duly executed by each of the parties hereto.

(SIGNATURES ON FOLLOWING PAGE)

IN WITNESS WHEREOF, the Company has executed this Agreement on the date and year first written above.

SEACOR MARINE HOLDINGS INC.

[Name]
[Title]

The undersigned hereby accepts, and agrees to, all terms and provisions of the foregoing Performance Restricted Stock Unit Grant Agreement.

Name:
Dated: